Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Goldman Sachs BDC, Inc. of our report dated February 27, 2020 relating to the financial statements of Goldman Sachs Middle Market Lending Corp., which appears in Amendment No. 1 to the Registration Statement on Form N-14 (No. 333-235856) of Goldman Sachs BDC, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 4, 2020